Exhibit 99

CON-WAY INC.
2855 CAMPUS DRIVE, SUITE 300
SAN MATEO, CA 94403
(650) 378-5200                                                   NEWS RELEASE



                                                                    Contacts:

                                                Media - Gary Frantz
                                                               (650) 378-5335

                                                Investors - Patrick Fossenier
                                                               (650) 378-5353




FOR IMMEDIATE RELEASE




              CON-WAY INC. REPORTS SECOND-QUARTER 2006 RESULTS



  Revenues reach record while freight transportation and contract logistics post solid profit gains



SAN MATEO, Calif.-July 18, 2006-Con-way Inc. (NYSE:CNW) today reported net income from continuing operations for the second quarter of 2006 of $74.1 million (after preferred stock dividends), or $1.40 per diluted share. The results were an increase of 11.0 percent over second- quarter 2005 net income from continuing operations (after preferred stock dividends) of $66.8 million, or $1.20 per diluted share.



Earnings from continuing operations in both the 2006 and 2005 second quarters included the effect of discrete tax items, which reduced the tax provision by

$6.9 million, or 13 cents per diluted share in 2006, and $7.0 million, or 12 cents per diluted share in 2005.



Operating income in the 2006 second quarter was $111.8 million, up 7.4 percent from $104.1 million earned in the second quarter a year ago.  Revenue was $1.10 billion, an increase of 7.7 percent over last year's second-quarter revenue of $1.02 billion.



Net income available to common shareholders in the 2006 second quarter was

$68.9 million, or $1.30 per diluted share. This compares to previous-year second-quarter net income of $69.1 million, or $1.24 per diluted share. Both the 2006 and 2005 second-quarter net income to common shareholders included the results of discontinued operations. These operations had a net loss of 10 cents per diluted share in the 2006 second quarter, and a net gain of 4 cents per diluted share in the comparable period of 2005.



Reported within discontinued operations in the 2006 second quarter were the results of Con-way Forwarding, the company's domestic air freight forwarding subsidiary, which was closed effective June 2.  The closure resulted in an after-tax charge of $5.1 million in the quarter. The prior year was restated

to conform to the current-year presentation.



As of January 1, 2006 the company adopted SFAS 123R, using the modified prospective method for calculating expense on stock-based compensation.

Adoption of SFAS 123R reduced net income in the second quarter by 2 cents per diluted share and increased operating expense by $1.5 million in the quarter.

Under this method, prior-period results are not restated.



Douglas W. Stotlar, Con-way's president and CEO, commented that the company was seeing the results of a concerted effort to improve yields. "Over the past eight months we conducted a detailed, strategic review of our customer base to bring LTL yields more in line with our premium service offerings,"

Stotlar said. "We've been successful in this effort, as yields have improved while balanced against modest growth."



Stotlar noted that the business environment for LTL freight, while competitive, continued to support rational pricing. "We finished the quarter with a typical seasonal increase in volumes," he said. "Our employees are delivering a consistent, superior service product which is being recognized and embraced by customers.  That remains our principal formula for growth and creating increased value for our shareholders."



The effective tax rate for the 2006 second quarter was 31.2 percent compared to 30.1 percent in the same period of 2005, with both periods impacted by the previously mentioned discrete tax items.



The company continued to make stock repurchases under its $400 million buyback program, authorized by Con-way's Board in April.  In the second quarter of 2006, the company acquired 3.8 million shares for a total purchase price of $224.3 million. The company is authorized to make share repurchases under the program through the second quarter of 2007.











CON-WAY FREIGHT AND TRANSPORTATION



For the second quarter of 2006, Con-way Freight, the company's regional less-

than-truckload (LTL) operation, and Con-Way Transportation, which consists of the company's truckload, expedite, brokerage and trailer manufacturing divisions, reported the following results:



   * Record operating income of $102.3 million, an increase of 6.5 percent over the $96.0 million earned in the year-ago period.  It was the first time operating income from Con-way's freight and transportation segments surpassed $100 million in a quarter.



   * Revenues of $754.4 million, up 7.1 percent compared to the prior-year second-quarter revenues of $704.5 million.



   * Total tonnage per day handled by Con-way Freight increased 2.7 percent over the previous-year second quarter.



   * Total yield for Con-way Freight was up 6.1 percent from the previous-

     year second quarter. Excluding the fuel surcharge, yield was up 2.4 percent.



   * Con-way Freight achieved an operating ratio of 86.7 in the 2006 second quarter compared to 86.3 in second-quarter 2005.



MENLO WORLDWIDE



For the second quarter of 2006, Menlo Worldwide reported:



   * Total segment operating income of $12.9 million, a 21.7 percent increase from $10.6 million in the second quarter of 2005.



   * Menlo Logistics revenue of $345.7 million, up 9.0 percent from the previous-year second-quarter revenue of $317.0 million.



   * Operating income from Menlo Logistics of $6.1 million, an increase of

     8.1 percent over the previous-year second quarter of $5.6 million.



   * Operating income for Vector SCM of $6.8 million, a 37.2 percent increase over the $4.9 million earned in the second quarter of 2005. The 2006 quarter included additional income from the successful completion of an international project.



On June 29, Con-way disclosed that General Motors Corporation (NYSE: GM) had exercised its call right to purchase Vector SCM LLC,  the joint venture formed by Con-way and GM in December 2000 to deliver lead logistics provider services for GM's global supply chain. The companies have entered into discussions intended to establish a valuation for Vector and proposed transition terms, a process which could take several months. Con-way will report Vector's results in continuing operations, and Vector will continue providing services to GM, until such time as a purchase transaction is completed and transition of services is concluded.



THIRD-QUARTER 2006 OUTLOOK



Third-quarter 2006 diluted earnings per share from continuing operations are expected to be between $1.21 and $1.29, based on an expected average number of diluted shares outstanding of 51.2 million in the quarter. Con-way's effective tax rate is expected to be 38 percent in the third quarter.



INVESTOR CONFERENCE CALL



Con-way Inc. will host a conference call for the investment community at

11:00 a.m. Eastern Daylight Time (8:00 a.m. Pacific) on Wednesday, July 19th.

On the call, management will review the results of the quarter ended June 30.



The call can be accessed by dialing (866) 264-3634 or (706) 643-3632 (for international callers) and is expected to last approximately one hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available through a live internet web cast at www.con-way.com, at the investor relations page. Related financial and operating statistics to be discussed on the conference call are available on the company's web site at www.con-way.com in the Investor Relations section.



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 2142349. The replay will also be available at the same web-casting site providing access to the live call.



Con-way Inc. (NYSE:CNW) is a $ 4.2 billion freight transportation and logistics company with businesses in less-than-truckload and full truckload freight services, expedite, brokerage, logistics, warehousing, supply chain management and trailer manufacturing. The company and its subsidiaries operate across North America and in 20 countries. Further information about

Con-way Inc. and additional press releases are available via the Internet at

www.con-way.com.



FORWARD-LOOKING STATEMENTS


Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation
(CFC), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to Con-way's defined benefit pension plans. The factors included herein and in
Item 7 of Con-way's 2005 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.




                                Statements of Consolidated Income
                         (Dollars in thousands except per share amounts)

                                Three Months Ended        Six Months Ended
                                     June 30,                 June 30,
                             -----------------------  -----------------------
                                 2006       2005         2006        2005
                             ----------- -----------  ----------- -----------

REVENUES                     $1,100,052  $1,021,565   $2,146,044  $1,957,160

Costs and Expenses

 Operating Expenses             867,039     807,348    1,713,492   1,565,036
 Selling, general and
  administrative expenses [a]    89,428      82,926      178,987     160,586
 Depreciation                    31,752      27,179       63,824      53,576
                             ----------- -----------  ----------- -----------
                                988,219     917,453    1,956,303   1,779,198
                             ----------- -----------  ----------- -----------
OPERATING INCOME                111,833     104,112      189,741     177,962

 Other Expense, net               1,463       5,646        2,187      12,577
                             ----------- -----------  ----------- -----------
Income Before Taxes             110,370      98,466      187,554     165,385
 Income Tax Provision            34,418[c]   29,622[d]    63,609[c]   55,078[d]
                             ----------- -----------  ----------- -----------

Income from Continuing
 Operations                      75,952      68,844      123,945     110,307
                             ----------- -----------  ----------- -----------

Discontinued Operations,
 net of tax [f]
   Gain (Loss) from Disposal     (4,044)      2,951       (4,850)     (6,825)
   Loss from Discontinued
    Operations                   (1,176)       (688)      (1,929)     (1,300)
                             ----------- -----------  ----------- -----------
                                 (5,220)      2,263       (6,779)     (8,125)

Net Income                       70,732      71,107      117,166     102,182

  Preferred Stock
   Dividends                      1,808       2,036        3,571       4,025
                             ----------- -----------  ----------- -----------

NET INCOME
 AVAILABLE TO
 COMMON SHAREHOLDERS         $   68,924  $   69,071   $  113,595  $   98,157
                             =========== ===========  =========== ===========

NET INCOME FROM
 CONTINUING
 OPERATIONS
 (after preferred dividends)
                             $   74,144  $   66,808   $  120,374  $  106,282
                             =========== ===========  =========== ===========


Weighted-Average Common
 Shares Outstanding
  Basic                      49,676,912  52,166,814   50,793,078  52,257,396
  Diluted [b]                53,104,005  56,016,513   54,228,769  56,333,732


Earnings (Loss) Per
 Common Share
   Basic
    Net income from
     Continuing operations   $     1.49  $     1.28   $     2.37  $     2.03
    Gain (Loss) from
     Disposal                     (0.08)       0.05        (0.09)      (0.13)
    Loss from
     Discontinued
      Operations                  (0.02)      (0.01)       (0.04)      (0.02)
                             ----------- -----------  ----------- -----------
                             $     1.39  $     1.32   $     2.24  $     1.88
                             =========== ===========  =========== ===========
   Diluted [b]
    Net income from
     Continuing Operations   $     1.40  $     1.20   $     2.23  $     1.90
    Gain (Loss) from
     Disposal                     (0.08)       0.05        (0.09)      (0.13)
    Loss from
     Discontinued
      Operations                  (0.02)      (0.01)       (0.04)      (0.02)
                             ----------- -----------  ----------- -----------
                             $     1.30  $     1.24   $     2.10  $     1.75
                             =========== ===========  =========== ===========


                                Operating Segments [e]  [f]

REVENUES
 Con-way Freight
  and Transportation         $  754,353  $  704,529   $1,450,483  $1,338,175
 Menlo Worldwide
  Logistics                     345,699     317,036      695,561     618,985
                             ----------- -----------  ----------- -----------
                             $1,100,052  $1,021,565   $2,146,044  $1,957,160
                             =========== ===========  =========== ===========


OPERATING INCOME (LOSS)
 Con-way Freight and
  Transportation             $  102,276  $   96,014   $  169,079  $  160,168
 Menlo Worldwide
  Logistics                       6,093       5,634       12,278      10,664
  Vector                          6,777       4,941       12,049       8,976
                             ----------- -----------  ----------- -----------
                                 12,870      10,575       24,327      19,640
                             ----------- -----------  ----------- -----------
 Con-way Other                   (1,201)       (955)        (475)       (324)
                             ----------- -----------  ----------- -----------
                                113,945     105,634      192,931     179,484

Reconciliation of segments
 to consolidated amount:
   Income tax related
    to Vector, an
    equity-method investment     (2,112)     (1,522)      (3,190)     (1,522)
                             ----------- -----------  ----------- -----------
                             $  111,833  $  104,112   $  189,741  $  177,962
                             =========== ===========  =========== ===========

  [a] Periods in 2006 reflect adoption of SFAS 123R, "Share-Based Payment," effective January 1, 2006. Con-way adopted SFAS 123R under the modified prospective method, and accordingly, prior-period financial statements have not been reclassified.

  [b] Includes the dilutive effect of restricted stock, stock options and Series B preferred stock. In 2006, dilution associated with stock options was calculated in accordance with SFAS 123R, "Share-Based Payment."

  [c] Includes a $6.9 million second-quarter tax credit ($0.13 per diluted share) related to the settlement with the IRS of previous tax filings.

  [d] Includes a $7.0 million second-quarter tax benefit ($0.12 per diluted share)from the reversal of accrued taxes related to the settlement with the IRS of previous tax filings.

  [e] Effective January 1, 2006, the results of Road Systems, a trailer manufacturer, are reported in the Con-way Freight and Transportation operating segment rather than the Con-way Other segment. The prior-period segment results have been reclassified.

  [f] In June 2006, Con-way closed its domestic air freight forwarding subsidiary, Con-way Forwarding, and recorded a $5.1 million second-quarter loss from disposal, which is reported as discontinued operations. Effective in the second quarter of 2006, the results of Con-way Forwarding are reported as discontinued operations rather than in the Con-way Freight and Transportation segment.
      The prior-period results have been reclassified to conform to the current-period presentation.



                                    Con-way Inc.
                            Condensed Balance Sheets
                             (Dollars in thousands)


                                                   June 30,    December 31,
                                                     2006          2005
                                                -------------  -------------
 ASSETS
  Current assets                                  $1,201,455     $1,423,047
  Current assets of discontinued operations           17,997         21,000
  Property, plant and equipment, net               1,049,958        950,998
  Other assets                                        81,030         85,527
                                                -------------  -------------
      Total Assets                                $2,350,440     $2,480,572
                                                =============  =============

 LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                             $  621,786     $  590,941
  Current liabilities of discontinued operations      31,409         40,555
  Long-term debt and guarantees                      560,332        581,469
  Other long-term liabilities and deferred
    credits                                          366,813        356,689
  Shareholders' equity                               770,100        910,918
                                                -------------  -------------
 Total Liabilities and Shareholders' Equity       $2,350,440     $2,480,572
                                                =============  =============